Exhibit 99.2

AMNEAL REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS
‒ Q2 2024 Net Revenue of $702 million; GAAP Net Income of $6 million; Diluted Income per Share of $0.02 ‒
‒ Adjusted EBITDA of $162 million; Adjusted Diluted EPS of $0.16 ‒
‒ Raising 2024 Full Year Guidance ‒
‒ CREXONT® U.S. FDA approval represents an exciting new long-term growth driver ‒

BRIDGEWATER, NJ, August 9, 2024 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) announced its results today for the second quarter ended June 30, 2024.

“Amneal achieved strong revenues and adjusted EBITDA in the second quarter, and we are pleased to raise full year 2024 guidance driven by broad-based growth across our business. Amneal is a diversified and growing global pharmaceuticals company built on our core strengths in quality, innovation and operational execution. Coupled with this week’s approval of CREXONT for Parkinson’s disease, Amneal is well positioned to continue delivering durable long-term growth. We are excited about the big opportunities ahead as we focus on the most important areas of medicine to create value for patients, providers and all stakeholders,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Second Quarter 2024 Results

Net revenue in the second quarter of 2024 was $702 million, an increase of 17% compared to $599 million in the second quarter of 2023. Generics net revenue increased 14% driven primarily by biosimilars and new product launches. Specialty net revenue increased 7% driven by promoted products in Neurology and Endocrinology. AvKARE net revenue increased 33% driven by continued growth across its sales channels.

Net income attributable to Amneal Pharmaceuticals, Inc. was $6 million in the second quarter of 2024 compared to $12 million in the second quarter of 2023.

Adjusted EBITDA in the second quarter of 2024 was $162 million, an increase of 11% compared to the second quarter of 2023, reflective of strong revenue performance partially offset by the impact of business mix on gross margins and higher commercial spend to support new products.

Diluted income per share in the second quarter of 2024 was $0.02 compared to $0.08 for the second quarter of 2023, primarily due to lower net income. Adjusted diluted earnings per share in the second quarter of 2024 was $0.16 compared to $0.19 for the second quarter of 2023 due to the aforementioned factor.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section for more information. In the tables provided below, GAAP to non-GAAP reconciliations are presented.

Raising Full Year 2024 Guidance

The Company is raising its previously provided full year 2024 guidance.

	Updated Guidance	Prior Guidance
Net revenue	$2.70 billion - $2.80 billion	$2.55 billion - $2.65 billion
Adjusted EBITDA (1)	$610 million - $630 million	$580 million - $620 million
Adjusted diluted EPS (2)	$0.57 - $0.63	$0.53 - $0.63
Operating cash flow (3)	$280 million - $320 million	$260 million - $300 million
Capital expenditures	$60 million - $70 million	$60 million - $70 million
(1) Includes 100% of Adjusted EBITDA from the AvKARE acquisition.

(2)Accounts for 35% non-controlling interest in AvKARE. Updated guidance and prior guidance assume weighted-average diluted shares outstanding of approximately 320 million and 317 million for the year ending December 31, 2024, respectively.
(3) Does not contemplate one-time and non-recurring items such as legal settlements and other discrete items.

Amneal’s 2024 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, August 9, 2024, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 462066. A replay of the conference call will be posted shortly after the call and will be available for seven days. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=52762.

About Amneal

Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global pharmaceuticals company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 280 generic and specialty pharmaceuticals, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; and statements regarding our positioning, including our ability to drive sustainable long-term growth, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the impact of a prolonged business interruption within our supply chain; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Adjusted diluted EPS reflects diluted earnings (loss) per share based on adjusted net income (loss), which is net loss adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for (benefit from) income taxes, (iii) amortization, (iv) stock-based compensation, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) charges related to certain legal matters, including interest, net, (viii) asset impairment charges, (ix) change in fair value of contingent consideration, (x) increase in tax receivable agreement liability, (xi) system implementation expense, (xii) other and (xiii) net income attributable to non-controlling interests not associated with our Class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS for the three and six months ended June 30, 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock. Non-GAAP adjusted diluted EPS for the three and six months ended June 30, 2023 was calculated using the weighted average diluted shares outstanding of Class A common stock and assuming all shares of Class B common stock were converted to shares of Class A common stock as of January 1, 2023.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations & Media
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$701,780	$599,046	$1,360,971	$1,156,586
Cost of goods sold	451,833	379,025	872,964	758,379
Gross profit	249,947	220,021	488,007	398,207
Selling, general and administrative	116,462	105,570	229,057	207,666
Research and development	36,054	37,799	75,352	76,489
Intellectual property legal development expenses	1,042	820	2,026	2,464
Restructuring and other charges	220	82	1,690	592
Change in fair value of contingent consideration	—	(6,364)	100	(3,907)
Charges related to legal matters, net	699	2,017	95,058	1,581
Other operating expense (income)	—	13	—	(1,211)
Operating income	95,470	80,084	84,724	114,533
Other (expense) income:
Interest expense, net	(65,719)	(50,857)	(131,422)	(100,172)
Foreign exchange (loss) gain, net	(262)	421	(1,459)	2,322
Increase in tax receivable agreement liability	(13,444)	(405)	(15,392)	(1,231)
Other income, net	4,360	417	8,432	4,782
Total other expense, net	(75,065)	(50,424)	(139,841)	(94,299)
Income (loss) before income taxes	20,405	29,660	(55,117)	20,234
Provision for (benefit from) income taxes	3,618	(23)	9,774	645
Net income (loss)	16,787	29,683	(64,891)	19,589
Less: Net income attributable to non-controlling interests	(10,793)	(17,766)	(20,758)	(14,615)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$5,994	$11,917	$(85,649)	$4,974

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.'s Class A common stockholders:
Basic	$0.02	$0.08	$(0.28)	$0.03
Diluted	$0.02	$0.08	$(0.28)	$0.03
Weighted-average common shares outstanding(1):
Basic	309,117	153,738	308,198	152,928
Diluted	318,957	154,887	308,198	154,575
(1)Following the implementation of the Reorganization on November 7, 2023, all outstanding shares of Old PubCo Class A Common Stock and Old PubCo Class B Common Stock were exchanged for an equivalent number of shares of Class A common stock of the Company. Refer to Note 1. Nature of Operations and Note 8. (Loss) Earnings per Share to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K for additional information.

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$43,769	$91,542
Restricted cash	5,853	7,565
Trade accounts receivable, net	769,871	613,732
Inventories	575,624	581,384
Prepaid expenses and other current assets	81,596	82,685
Related party receivables	8,767	955
Total current assets	1,485,480	1,377,863
Property, plant and equipment, net	425,380	447,574
Goodwill	598,533	598,629
Intangible assets, net	819,944	890,423
Operating lease right-of-use assets	33,284	30,329
Operating lease right-of-use assets - related party	11,974	12,954
Financing lease right-of-use assets	58,299	59,280
Other assets	77,028	55,517
Total assets	$3,509,922	$3,472,569
Liabilities and Stockholders' (Deficiency) Equity
Current liabilities:
Accounts payable and accrued expenses	$619,194	$534,662
Current portion of liabilities for legal matters	30,740	76,988
Revolving credit facility	179,000	179,000
Current portion of long-term debt, net	225,156	34,125
Current portion of operating lease liabilities	9,669	9,207
Current portion of operating lease liabilities - related party	3,259	2,825
Current portion of financing lease liabilities	3,199	2,467
Related party payables - short term	12,773	7,321
Current portion of notes payable - related party	31,363	—
Total current liabilities	1,114,353	846,595
Long-term debt, net	2,177,578	2,386,004
Note payable - related party	—	41,447
Operating lease liabilities	26,782	24,095
Operating lease liabilities - related party	11,126	12,787
Financing lease liabilities	58,007	58,566
Related party payables - long term	16,146	11,776
Liabilities for legal matters - long term	85,479	316
Other long-term liabilities	24,518	29,679
Total long-term liabilities	2,399,636	2,564,670
Redeemable non-controlling interests	53,422	41,293
Total stockholders' (deficiency) equity	(57,489)	20,011
Total liabilities and stockholders' (deficiency) equity	$3,509,922	$3,472,569

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(64,891)	$19,589
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	111,100	115,261
Unrealized foreign currency loss (gain)	2,080	(1,561)
Amortization of debt issuance costs and discount	1,221	4,523
Intangible asset impairment charges	920	1,283
Change in fair value of contingent consideration	100	(3,907)
Stock-based compensation	13,446	14,157
Inventory provision	41,493	41,806
Other operating charges and credits, net	(1,531)	3,364
Changes in assets and liabilities:
Trade accounts receivable, net	(155,843)	66,976
Inventories	(35,447)	(60,526)
Prepaid expenses, other current assets and other assets	(8,418)	31,898
Related party receivables	(628)	351
Accounts payable, accrued expenses and other liabilities	122,026	(107,760)
Related party payables	9,619	2,913
Net cash provided by operating activities	35,247	128,367
Cash flows from investing activities:
Purchases of property, plant and equipment	(19,824)	(21,691)
Acquisition of intangible assets	(10,450)	(1,488)
Deposits for future acquisition of property, plant and equipment	(940)	(842)
Proceeds from sale of subsidiary	4,989	—
Net cash used in investing activities	(26,225)	(24,021)
Cash flows from financing activities:
Payments of principal on debt, revolving credit facilities, financing leases and other	(78,877)	(87,566)
Borrowings on revolving credit facilities	48,000	100,000
Proceeds from exercise of stock options	386	—
Employee payroll tax withholding on restricted stock unit vesting	(7,371)	(2,033)
Tax distributions to non-controlling interests	(8,883)	(35,557)
Payment of principal on notes payable - related party	(11,496)	—
Net cash used in financing activities	(58,241)	(25,156)
Effect of foreign exchange rate on cash	(266)	165
Net (decrease) increase in cash, cash equivalents, and restricted cash	(49,485)	79,355
Cash, cash equivalents, and restricted cash - beginning of period	99,107	35,227
Cash, cash equivalents, and restricted cash - end of period	$49,622	$114,582
Cash and cash equivalents - end of period	$43,769	$109,284
Restricted cash - end of period	5,853	5,298
Cash, cash equivalents, and restricted cash - end of period	$49,622	$114,582

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$16,787	$29,683	$(64,891)	$19,589
Adjusted to add:
Interest expense, net	65,719	50,857	131,422	100,172
Provision for (benefit from) income taxes	3,618	(23)	9,774	645
Depreciation and amortization	55,572	57,111	111,100	115,261
EBITDA (Non-GAAP)	$141,696	$137,628	$187,405	$235,667
Adjusted to add (deduct):
Stock-based compensation expense	6,725	6,561	13,231	14,157
Acquisition, site closure, and idle facility expenses (1)	579	1,579	1,023	4,280
Restructuring and other charges	131	82	1,601	493
Charges related to legal matters, net (2)	699	2,017	95,058	6,081
Asset impairment charges	—	1,338	1,015	2,071
Foreign exchange loss (gain)	262	(421)	1,459	(2,322)
Change in fair value of contingent consideration	—	(6,364)	100	(3,907)
Increase in tax receivable agreement liability	13,444	405	15,392	1,231
System implementation expense (3)	855	1,641	1,772	2,413
Other	(2,180)	1,622	(3,494)	2,104
Adjusted EBITDA (Non-GAAP)	$162,211	$146,088	$314,562	$262,268

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$16,787	$29,683	$(64,891)	$19,589
Adjusted to add (deduct):
Non-cash interest	547	2,112	629	3,953
GAAP provision for (benefit from) income taxes	3,618	(23)	9,774	645
Amortization	38,818	39,309	77,489	78,920
Stock-based compensation expense	6,725	6,561	13,231	14,157
Acquisition, site closure expenses, and idle facility expenses (1)	579	1,579	1,023	4,280
Restructuring and other charges	131	82	1,584	493
Charges related to legal matters, including interest, net (2)	699	2,725	95,185	7,607
Asset impairment charges	—	1,331	1,015	2,064
Change in fair value of contingent consideration	—	(6,364)	100	(3,907)
Increase in tax receivable agreement liability	13,444	405	15,392	1,231
System implementation expense (3)	855	1,641	1,772	2,413
Other	(2,180)	1,620	(3,494)	2,251
Provision for income taxes (4)	(17,800)	(16,495)	(32,141)	(27,324)
Net income attributable to non-controlling interests not associated with our Class B common stock	(10,793)	(7,292)	(20,758)	(12,687)
Adjusted net income (Non-GAAP)	$51,430	$56,874	$95,910	$93,685
Weighted average diluted shares outstanding (Non-GAAP) (5)	318,957	307,004	317,758	306,691
Adjusted diluted earnings per share (Non-GAAP)	$0.16	$0.19	$0.30	$0.31

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliations of Net Income (Loss) to EBITDA and Adjusted EBITDA and Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share
(1)Acquisition, site closure, and idle facility expenses for the three and six months ended June 30, 2024 primarily included rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three and six months ended June 30, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)For the six months ended June 30, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.
(3)System implementation expense for the three and six months ended June 30, 2024 and 2023 was primarily for the implementation of software to further integrate our acquired businesses.
(4)The non-GAAP effective tax rates for the three and six months ended June 30, 2024 were 25.7% and 25.1%, respectively. The non-GAAP effective tax rates for the three and six months ended June 30, 2023 were 22.5% and 22.6%, respectively.
(5)Weighted average diluted shares outstanding for the three and six months ended June 30, 2024 consisted of fully diluted Class A common stock. Weighted average diluted shares outstanding for the three and six months ended June 30, 2023 consisted of diluted Class A common stock and Class B common stock, as if all shares of Class B common stock were converted to Class A common stock as of January 1, 2023.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$427,328	$—	$427,328	$373,701	$—	$373,701
Cost of goods sold (2)	260,903	(11,444)	249,459	225,189	(13,404)	211,785
Gross profit	166,425	11,444	177,869	148,512	13,404	161,916
Gross margin %	38.9%		41.6%	39.7%		43.3%

Selling, general and administrative (3)	31,627	(1,591)	30,036	28,040	(2,597)	25,443
Research and development (4)	31,703	(584)	31,119	31,108	(325)	30,783
Intellectual property legal development expenses	1,032	—	1,032	801	—	801
Restructuring and other charges	53	(53)	—	—	—	—
Charges related to legal matters, net	699	(699)	—	2,017	(2,017)	—
Other operating income	—	—	—	13	—	13
Operating income	$101,311	$14,371	$115,682	$86,533	$18,343	$104,876

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended June 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($0.9 million and $0.3 million), amortization expense ($10.5 million and $10.8 million), site closure and idle facility expenses (none and $1.0 million), and asset impairment charges (none and $1.3 million).
(3)Adjustments for the three months ended June 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($1.0 million and $2.0 million) and site closure costs ($0.6 million in each period).
(4)Adjustments for the three months ended June 30, 2024 and 2023 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$818,622	$—	$818,622	$717,507	$—	$717,507
Cost of goods sold (2)	500,825	(23,712)	477,113	455,740	(28,846)	426,894
Gross profit	317,797	23,712	341,509	261,767	28,846	290,613
Gross margin %	38.8%		41.7%	36.5%		40.5%

Selling, general and administrative (3)	64,712	(3,320)	61,392	55,640	(3,876)	51,764
Research and development (4)	66,074	(1,239)	64,835	63,467	(1,268)	62,199
Intellectual property legal development expenses	1,992	—	1,992	2,425	—	2,425
Restructuring and other charges	53	(53)	—	99	—	99
Charges (credit) related to legal matters, net (5)	95,058	(95,058)	—	(427)	(4,073)	(4,500)
Other operating income	—	—	—	(1,211)	—	(1,211)
Operating income	$89,908	$123,382	$213,290	$141,774	$38,063	$179,837

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the six months ended June 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($1.8 million and $2.0 million), amortization expense ($20.9 million and $21.6 million), site closure and idle facility expenses (none and $3.1 million), asset impairment charges ($1.0 million and $2.0 million), and other (none and $0.1 million).
(3)Adjustments for the six months ended June 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($2.3 million and $2.7 million) and site closure costs ($1.0 million and $1.2 million).
(4)Adjustments for the six months ended June 30, 2024 and 2023 were comprised of stock-based compensation expense.
(5)Adjustments for the six months ended June 30, 2024 were associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$104,041	$—	$104,041	$96,994	$—	$96,994
Cost of goods sold (1)	46,142	(25,977)	20,165	46,512	(25,844)	20,668
Gross profit	57,899	25,977	83,876	50,482	25,844	76,326
Gross margin %	55.7%		80.6%	52.0%		78.7%

Selling, general and administrative (2)	26,610	(317)	26,293	22,759	(228)	22,531
Research and development (2)	4,351	(259)	4,092	6,691	(487)	6,204
Intellectual property legal development expenses	10	—	10	19	—	19
Restructuring and other charges	78	(78)	—	82	(82)	—
Change in fair value of contingent consideration (3)	—	—	—	(6,364)	6,364	—
Operating income	$26,850	$26,631	$53,481	$27,295	$20,277	$47,572

(1)Adjustments for the three months ended June 30, 2024 and 2023 were comprised of amortization expense.
(2)Adjustments for the three months ended June 30, 2024 and 2023 were comprised of stock-based compensation expense.
(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$209,275	$—	$209,275	$188,672	$—	$188,672
Cost of goods sold (1)	90,942	(51,955)	38,987	89,703	(52,027)	37,676
Gross profit	118,333	51,955	170,288	98,969	52,027	150,996
Gross margin %	56.5%		81.4%	52.5%		80.0%

Selling, general and administrative (2)	51,806	(588)	51,218	45,138	(414)	44,724
Research and development (2)	9,278	(543)	8,735	13,022	(876)	12,146
Intellectual property legal development expenses	34	—	34	39	—	39
Restructuring and other charges	1,024	(1,024)	—	82	(82)	—
Change in fair value of contingent consideration (3)	100	(100)	—	(3,907)	3,907	—
Operating income	$56,091	$54,210	$110,301	$44,595	$49,492	$94,087

(1)Adjustments for the six months ended June 30, 2024 and 2023 were comprised of amortization expense.
(2)Adjustments for the six months ended June 30, 2024 and 2023 were comprised of stock-based compensation expense.
(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$170,411	$—	$170,411	$128,351	$—	$128,351
Cost of goods sold	144,788	—	144,788	107,324	—	107,324
Gross profit	25,623	—	25,623	21,027	—	21,027
Gross margin %	15.0%		15.0%	16.4%		16.4%

Selling, general and administrative (2)	14,642	(3,546)	11,096	14,015	(4,188)	9,827
Operating income	$10,981	$3,546	$14,527	$7,012	$4,188	$11,200

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended June 30, 2024 and 2023 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$333,074	$—	$333,074	$250,407	$—	$250,407
Cost of goods sold	281,197	—	281,197	212,936	—	212,936
Gross profit	51,877	—	51,877	37,471	—	37,471
Gross margin %	15.6%		15.6%	15.0%		15.0%

Selling, general and administrative (2)	29,549	(7,091)	22,458	26,955	(7,952)	19,003
Operating income	$22,328	$7,091	$29,419	$10,516	$7,952	$18,468

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the six months ended June 30, 2024 and 2023, respectively, were comprised of amortization expense ($7.1 million and $8.4 million) and other (none and ($0.4) million).